                                                                     EXHIBIT 25

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                       _________________________________


                                    FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE


                       _________________________________


CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ____

                             MERIDIAN TRUST COMPANY
              ---------------------------------------------------
              (Exact name of Trustee as specified in its charter)

        Pennsylvania                                            23-2332649
- ------------------------------                              -------------------
(jurisdiction of incorporation                              (I.R.S. Employer
of organization if not a U.S.                               Identification No.)
national bank)

35 North Sixth Street
Reading, Pennsylvania                                             19601
- ---------------------                                          -----------
(Address of principal                                          (Zip Code)
executive offices)


                               Michael G. Ruppel
                             35 North Sixth Street
                               Reading, PA 19601
                                (610)655-3151
           ---------------------------------------------------------
           (Name, address and telephone number of agent for service)



                              PECO ENERGY COMPANY
              ---------------------------------------------------
              (Exact name of obligor as specified in its charter)


          Pennsylvania                                         23-0970240
- --------------------------------                            -------------------
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)


2301 Market Street
Philadelphia, Pennsylvania                                             19101
- --------------------------                                          -----------
(Address of principal                                               (Zip Code)
executive offices)

                                  DEBT SECURITIES
                      -----------------------------------
                      (Title of the indenture securities)

===============================================================================

Item 1.  General Information.

         Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                 Federal Reserve Bank (3rd District), Ten Independence Mall, Philadelphia, Pennsylvania 19105.

                 Department of Banking, Commonwealth of Pennsylvania, 333 Market Street, Harrisburg, Pennsylvania 17120.

         (b)     Whether it is authorized to exercise corporate trust powers.

                 The Trustee is authorized to exercise corporate trust powers.


Item 2.  Affiliations with Obligor.

         If the Obligor is an affiliate of the Trustee, describe each such affiliation.

                 The Obligor is not an affiliate of the Trustee (or any of its affiliates, including Meridian Bancorp, Inc.).

Item 3.  Voting Securities of the Trustee.

         Furnish the following information as to each class of voting securities of the Trustee:

                                              As of June 15, 1995
- ------------------------------------------------------------------------------------------------------------

                                  Col. A                                              Col. B

                              Title of class                                    Amount outstanding
       *Common Capital Stock - Par Value $1.00                                   *300,000 Shares
- ------------------------------------------------------------------------------------------------------------

         * All voting securities of the Trustee are owned by Meridian Asset Management, Inc., a Pennsylvania business corporation, all of whose voting securities are owned by Meridian Bancorp, Inc., a Pennsylvania business corporation.


Item 4.  Trusteeship under Other Indentures.

     If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture.*

  Indenture                                Security                              Amount
  ---------                                --------                              ------
Indenture, dated                  9% Deferrable Interest                     $228,092,784
as of July 1, 1994                Subordinated Debentures,
                                  Series A

         * There are currently outstanding under this indenture $228,092,784 aggregate principal amount of 9% Deferrable Interest Subordinated Debentures, Series A.

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
                 Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                          No conflicting interest within the meaning of Section
                 310(b)(1) of the Act arises because there is currently no event of default in existence under this indenture or the indenture described in Item 4(a) above, this indenture is supplemental to the indenture described in Item 4(a) above and the securities issuable under this indenture and the indenture described in Item 4(a) above (and all securities issuable thereunder) are wholly unsecured and rank equally.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

     If the Trustee or any of the directors or executive officers of the Trustee is a director, officer, partner, employee, appointee, or representative of the Obligor or of any Underwriter for the Obligor, identify each such person having any such connection and state the nature of each such connection.

         Mr. Joseph F. Paquette, Jr. is Chairman of the Board and a director of the Obligor and a director of Meridian Bancorp, Inc., the parent corporation of the Trustee. (See Note on page 8.)

Item 6.          Voting Securities of the Trustee Owned by the Obligor or its
                 Officials.

     Furnish the following information as to the voting securities of the Trustee owned beneficially by the Obligor and each director, partner and executive officer of the Obligor:


                                      As of June 15, 1995
- -----------------------------------------------------------------------------------------------------
     Col. A                    Col. B                  Col. C                    Col. D

                                                                               Percentage of voting
                                                                               securities represented
                                                     Amount owned              by amount given in
 Name of owner             Title of class            beneficially              Col. C
       *                         *                         *                          *
- -----------------------------------------------------------------------------------------------------

     * The amount of voting securities of the Trustee (or any of its affiliates, including Meridian Bancorp, Inc.) owned beneficially by the Obligor and its directors, partners and executive officers, taken as a group, does not exceed one percent of the outstanding voting securities of the Trustee (or any of its affiliates, including Meridian Bancorp, Inc.). (See Note on page 8.)


Item 7.     Voting Securities of the Trustee Owned by Underwriters or their
            Officials.

     Furnish the following information as to the voting securities of the Trustee owned beneficially by each Underwriter for the Obligor and each director, partner and executive officer of each such Underwriter:


                                        As of June 15, 1995
- -------------------------------------------------------------------------------------------------------
     Col. A                    Col. B                  Col. C                    Col. D

                                                                               Percentage of voting
                                                                               securities represented
                                                     Amount owned              by amount given in
 Name of owner             Title of class            beneficially              Col. C
         *                        *                       *                       *
- -------------------------------------------------------------------------------------------------------

     * The amount of voting securities of the Trustee (or any of its affiliates, including Meridian Bancorp, Inc.) owned beneficially by each Underwriter for the Obligor and its directors, partners and executive officers, taken as a group, does not exceed one percent of the outstanding voting securities of the Trustee (or any of its affiliates, including Meridian Bancorp, Inc.). (See Note on page 8.)


Item 8.  Securities of the Obligor Owned or Held by the Trustee.

         Furnish the following information as to securities of the Obligor owned beneficially or held as collateral security for obligations in default by the Trustee:


                                        As of June 15, 1995
- -----------------------------------------------------------------------------------------------------
     Col. A                    Col. B                    Col. C                    Col. D

                                                     Amount owned
                                                     beneficially or held
                           Whether the securities    as collateral security    Percent of class
                           are voting or non-        for obligations in        represented by amount
 Title of class            voting securities         default                   given in Col. C

       *                     *                          *                           *
- -----------------------------------------------------------------------------------------------------

     * The Trustee (or any of its affiliates, including Meridian Bancorp, Inc.) does not own beneficially or hold as collateral security for obligations in default more than one percent of any class of outstanding securities of the Obligor. (See Note on page 8.)


Item 9.  Securities of Underwriters Owned or Held by the Trustee.

         If the Trustee owns beneficially or holds as collateral security for obligations in default any securities of an Underwriter for the

Obligor, furnish the following information as to each class of securities of such Underwriter any of which are so owned or held by the Trustee:

                                        As of June 15, 1995
- ------------------------------------------------------------------------------------------------------
       Col. A                    Col. B                    Col. C                    Col. D

                                                     Amount owned
                                                     beneficially or held
                                                     as collateral security    Percent of class
 Title of issuer and                                 for obligations in        represented by amount
 title of class            Amount outstanding        default by Trustee        given in Col. C
          *                         *                        *                        *
- ------------------------------------------------------------------------------------------------------

          * The Trustee (or any of its affiliates, including Meridian Bancorp, Inc.) does not own beneficially or hold as collateral security for obligations in default more than one percent of any class of any securities of an Underwriter for the Obligor. (See Note on page 8.)


Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

     If the Trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the Trustee (1) owns 10 percent or more of the voting securities of the Obligor or (2) is an affiliate, other than a subsidiary, of the Obligor, furnish the following information as to the voting securities of such person:

                                         As of June 15, 1995
- -----------------------------------------------------------------------------------------------------
       Col. A                    Col. B                    Col. C                    Col. D

                                                     Amount owned
                                                     beneficially or held
                                                     as collateral security    Percent of class
 Title of issuer and                                 for obligations in        represented by amount
 title of class            Amount outstanding        default by Trustee        given in Col. C
        *                         *                         *                         *
- -----------------------------------------------------------------------------------------------------

         * The Trustee (or any of its affiliates, including Meridian Bancorp, Inc.) does not own beneficially or hold as collateral security for obligations in default more than one percent of the voting securities of any person who, to the knowledge of the Trustee (or any of its affiliates, including Meridian Bancorp, Inc.), (1) owns 10 percent or more of the voting securities of the Obligor or (2) is an affiliate, other than a subsidiary, of the Obligor. (See Note on page 8.)

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person owning 50 Percent or More of the Voting Securities of the Obligor.

     If the Trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the Trustee, owns 50 percent or more of the voting securities of the Obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the Trustee:

                              As of June 15, 1995

- ----------------------------------------------------------------------------------------------------
      Col. A                    Col. B                    Col. C                    Col. D


                                                    Amount owned
                                                    beneficially or held
                                                    as collateral security    Percent of class
Title of issuer and                                 for obligations in        represented by amount
title of class            Amount outstanding        default by Trustee        given in Col. C

        *                         *                         *                         *
- ----------------------------------------------------------------------------------------------------

         * The Trustee (or any of its affiliates, including Meridian Bancorp, Inc.) does not own beneficially or hold as collateral security for obligations in default more than one percent of any securities of a person who, to the knowledge of the Trustee (or any of its affiliates, including Meridian Bancorp, Inc.), owns 50 percent or more of the voting securities of the Obligor. (See Note on page 8.)


Item 12.         Indebtedness of the Obligor to the Trustee.

         Except as noted on the instructions, if the Obligor is indebted to the Trustee, furnish the following information:

                              As of June 15, 1995

- ----------------------------------------------------------------------------------------------
        Col. A                                           Col. B                    Col. C

Nature of indebtedness                              Amount outstanding          Date due

$10,000 Letter of Credit                                 $10,000                June 30, 1995
- ----------------------------------------------------------------------------------------------

         Meridian Bank, an affiliate of the Trustee, has established the foregoing letter of credit totaling $10,000, which may be drawn upon by the Obligor. As of June 15, 1995, there was $10,000 outstanding on this letter of credit.


Item 13.         Defaults by the Obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                          There is not nor has there been a default with
                 respect to the securities under this indenture. (See Note on page 8.)

         (b) If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Obligor are





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

         outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                  There has not been a default under the indenture described in
         Item 4(a) above or under any outstanding securities under this indenture. (See Note on page 8.)


Item 14.         Affiliations with the Underwriters.

         If any Underwriter is an affiliate of the Trustee, describe each such affiliation.

         No Underwriter for the Obligor is an affiliate of the Trustee. (See Note on page 8.)


Item 15.         Foreign Trustee.

         Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

         Not applicable.


Item  16.        List of Exhibits.

     List below all exhibits filed as part of this statement of eligibility and qualification.

         1. A copy of the articles of incorporation of the Trustee as now in effect (incorporated by reference to Exhibit 1 to Form T-1 filed in Form S-3 Registration Statement of The Bell Telephone Company of Pennsylvania (Reg. No. 33- 43712)).

         2. Certificate of authority of the Trustee to commence business (incorporated by reference to Exhibit 2 to Form T-1 filed in Form S-3 Registration Statement of The Bell Telephone Company of Pennsylvania (Reg. No. 33-43712)).

         3. Authorization of the Trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to Form T-1 filed in Form S-3 Registration Statement of The Bell Telephone Company of Pennsylvania (Reg. No. 33-43712)).

         4. A copy of the existing by-laws of the Trustee (incorporated by reference to Exhibit 4 to Form T-1 filed in Form S-3 Registration Statement of The Bell Telephone Company of Pennsylvania (Reg. No. 33-43712)).

         5. A copy of the indenture referred to in Item 4, if the Obligor is in default. Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the Trustee as of the close of business on March 31, 1995, published pursuant to law or the requirement of its supervising or examining authority.


                                      NOTE

         Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answers to Items 5, 6, 7, 8, 9, 10, 11, 13 and 14, the answers to said Items are based on incomplete information.

         Items 5, 6, 7, 8, 9, 10, 11, 13 and 14 may, however, be considered correct unless amended by an amendment to this Form T-1.

         In answering any items in this Statement of Eligibility that related to matters peculiarly within the knowledge of the Obligor, or its directors or officers, or an Underwriter for the Obligor (Items 5, 6, 7, 8, 9, 10, 11 and 13 particularly), the Trustee has relied upon information furnished to it by the Obligor and such Underwriter and the Trustee disclaims responsibility for the accuracy or completeness of such information.

                                   SIGNATURE

         Pursuant to the requirement of the Trust Indenture Act of 1939, the Trustee, Meridian Trust Company, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Reading and the Commonwealth of Pennsylvania, on the 30th day of June, 1995.


                                        MERIDIAN TRUST COMPANY


                                        By:/s/ Michael G. Ruppel
                                           ------------------------------------
                                        Name:  Michael G. Ruppel
                                        Title:  Relationship Officer

EXHIBIT 6


                               CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 and in connection with the proposed issuance of PECO Energy Company Debt Securities, we hereby consent that reports of examinations by federal, state, territorial, or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                        MERIDIAN TRUST COMPANY


                                        By:/s/ Michael G. Ruppel
                                           ------------------------------------
                                        Name:  Michael G. Ruppel
                                        Title:  Relationship Officer


Dated:  June 30, 1995

                                                                   EXHIBIT T-1-6

                           SCHEDULE RC - BALANCE SHEET
                                      FROM
                               REPORT OF CONDITION
               Consolidating domestic and foreign subsidiaries of
                           MERIDIAN TRUST COMPANY
                    of MALVERN in the state of PENNSYLVANIA
                           at the close of business on
                                 March 31, 1995
                        filed in response to call made by
                          Comptroller of the Currency,
                 under title 12, United States Code, Section 161
                               Charter Number 540
                Comptroller of the Currency Northeastern District

                         SCHEDULE RC -- BALANCE SHEET

                                                                                                   Thousands
                                                                                                   of Dollars
                                                                                                   -----------
                                     ASSETS

Cash and balances due from depository institutions:
           Noninterest-bearing balances and currency and coin(1)(2) . . . . . . . . . . . .        $        5
           Interest-Bearing Balances(3) . . . . . . . . . . . . . . . . . . . . . . . . . .               480
Securities
           Held-to-maturity securities (from Schedule RC-B, column A) . . . . . . . . . . .                705
           Available-for-sale securities (from Schedule RC-B, column D) . . . . . . . . . .                  0
Federal funds sold and securities purchased under
           agreements to resell:
           Federal funds sold(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  0
           Securities purchased under agreements to resell(4) . . . . . . . . . . . . . . .                  0
Loans and lease financing receivables:
           Loans and leases, net of unearned income (from Schedule RC-C)         $134
           LESS:  Allowance for loan and lease losses                               0
           LESS: Allocated transfer risk reserve                                    0
                                                                               ------
           Loans and leases, net of unearned income,
              allowance and reserve (item 4.a minus 4.b and 4.c)  . . . . . . . . . . . . .                134
Trading assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  0
Premises and fixed assets (including capitalized leases)  . . . . . . . . . . . . . . . . .              1,005
Other real estate owned (from Schedule RC-M)  . . . . . . . . . . . . . . . . . . . . . . .                  0
Investments in unconsolidated subsidiaries and
           associated companies (from Schedule RC-M)  . . . . . . . . . . . . . . . . . . .                  0
Customers' liability to this bank on acceptances
           outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  0
Intangible assets (from Schedule RC-M)  . . . . . . . . . . . . . . . . . . . . . . . . . .                  0
Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              6,463
                                                                                                  ------------
           Total Assets  (sum of items 1 through 11)  . . . . . . . . . . . . . . . . . . .       $      8,792
                                                                                                  ============
           Losses deferred pursuant to 12 U.S.C. 1823(j)  . . . . . . . . . . . . . . . . .                  0
           Total assets and losses deferred pursuant to 12 U.S.C. 1823(j)
                 (sum of items 12.a and 12.b) . . . . . . . . . . . . . . . . . . . . . . .              8,792

(1) Includes cash items in process of collection and unposted debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.
(3) Includes time certificates of deposit not held for trading.
(4) Report "term federal funds sold" in Schedule RC, item 4.a "Loans and leases, net of unearned income," and in Schedule RC-C, part 1.
(5) Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a, "Federal funds sold."


                                           LIABILITIES
   Deposits:
   In domestic offices (sum of totals of columns A and C from Schedule RC-E) ..................................             0
       Noninterest-bearing(1) ............................................................................ $     0
       Interest-bearing ..................................................................................       0
   In foreign offices, Edge and Agreement subsidiaries, and IBFs .................................................
       Noninterest-bearing .......................................................................................
       Interest-bearing ..........................................................................................
   Federal funds purchased and securities sold under agreements to repurchase:
      Federal funds purchased (2) ................................................................................          0
      Securities sold under agreements to repurchase(3) ..........................................................          0
      Demand notes issued to U.S. Treasury .......................................................................          0
      Trading liabilities ........................................................................................          0
   Other borrowed money
      With original maturity of one year or less .................................................................          0
      With original maturity of more than one year ...............................................................          0
   Mortgage indebtedness and obligations under capitalized leases ................................................          0
   Bank's liability on acceptances executed and outstanding ......................................................          0
   Subordinated notes and debentures .............................................................................          0
   Other liabilities (from Schedule RC-G) ........................................................................      5,225
   Total liabilities (sum of items 13 through 20) ................................................................      5,225

   Limited-life preferred stock and related surplus ..............................................................          0
                                     EQUITY CAPITAL
   Perpetual preferred stock and related surplus .................................................................          0
   Common Stock  .................................................................................................        300
   Surplus (exclude all surplus related to preferred stock) ......................................................        478
      Undivided profits and capital reserves .....................................................................      2,789
      Net unrealized holding gains (losses) on available-for-sale securities .....................................          0
   Cumulative foreign currency translation adjustments ...........................................................
      Total equity capital (sum of items 23 through 27) ..........................................................      3,567
      Losses deferred pursuant to 12 U.S.C. 1823(j) ..............................................................          0
      Total equity capital and losses deferred pursuant to 12 U.S.C. 1823(j) (sum of items 28.a
      and 28.b) ..................................................................................................      3,567
   Total liabilities, limited-life preferred stock, equity capital, and losses deferred pursuant to
   12 U.S.C. 1823(j) (sum of items 21, 22, and 28.c) .............................................................      8,792

   Memorandum
   To be reported only with the March Report of Condition.
    1. Indicate in the box at the right the number of the statement below that best describes the
       most comprehensive level of auditing work performed for the bank by independent external                        Number
       auditors as of any date during 1994 .......................................................................          2

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

- --------------
(1) Includes total demand deposits and noninterest-bearing time and saving deposits.
(2) Report "term federal funds purchased" in Schedule RC, item 16, "Other borrowed money."
(3) Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 14.a, "Federal funds purchased."